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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)       Filed By:

          Keith C. Moore              and     ----------------------------
-------------------------------------     --------------------------------------
    Name of Incorporator or Director        Name of Incorporator or Director

certify that:

          1. They constitute at least two-thirds of the original incorporators of Success Development Group, Inc.

_____, a Nevada corporation.

          2. The original Articles were filed in the Office of the Secretary of State on Nov 18, 1996

_____.

          3. As of the date of this certificate, no stock of the corporation has been issued.

          4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

          Article(s) FIVE is/are amended to read as fellows

     SHARES OF STOCK. The total number of authorizes shares of the Corporation shall be 25,000,000 (TWENTY FIVE MILLION). 20,000,000 (TWENTY MILLION) voting common shares with .001 (ONE TENTH OF ONE CENT) par value and 5,000,000 (FIVE MILLION) preferred shares with .001 (ONE TENTH OF ONE CENT) par value. Authority shall be vested in the board of directors to change the class, the number of each class of stocks and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class of stock. The classes shall be Class A, preferred and Class B, Common.

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

    APR 05 1999
   No C23734-96
DEAN HELLER, SECRETARY OF STATE

                                                  /s/ signature
                                                  ------------------------------
                                                  President's Signature

                                                  /s/ signature
                                                  ------------------------------
                                                  Secretary's Signature

     State of CALIFORNIA   )
                           )SS.
     County of ORANGE      )

          On this 10 day of March, 1999, personally appeared before me, a Notary Public, Keith Moore and __________________ who acknowledged that he executed the above instrument.

     (Notary Stamp or Seal)

     [ Notary Stamp here]
                                             /s/ Robyn S. Bogle
                                             -----------------------------
                                                Signature of Notary

                                                            "ATTACHED DOCUMENT
                                                          BEARS THIS EMBOSSMENT"